Exhibit 99.1

Jazz Pharmaceuticals Names Renee Gala as President and Chief Executive Officer

-Selection Follows Robust Succession Process Led by the Board-

-Bruce Cozadd to Retire as CEO and Remain Chairperson of the Board of Directors-

DUBLIN, July 10, 2025 – Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced that the Jazz Board of Directors has unanimously selected Renee Gala, Jazz’s President and Chief Operating Officer, as the President and Chief Executive Officer, effective August 11, 2025, when she will also join the Board. She will succeed co-founder, Chairperson and CEO Bruce Cozadd, who informed the Board in December 2024 of his intent to retire as CEO upon the identification of the Company’s next leader. This appointment reflects a key milestone in the Board’s long-term succession planning process and previously disclosed CEO transition.

Ms. Gala was promoted to the role of President and COO in October 2023, after having served as Executive Vice President and Chief Financial Officer of the Company since March 2020. She brings more than 30 years of experience across finance, strategy, corporate development and commercialization. In her current role, she oversees the Company’s global business operations, which include commercial, medical, research and development, technical operations and quality, as well as corporate strategy. Ms. Gala has played a critical role in driving Jazz’s ongoing transformation, including architecting a business development strategy that has diversified the Company’s portfolio, driven total revenue growth of nearly 90%, built broad capabilities, and established a pipeline that has positioned the Company for value creation and sustainable growth.

“The Board conducted a thorough and thoughtful search including both internal and external candidates, and we’re highly confident that Renee is exactly the right leader to build on Jazz’s momentum,” said Rick Winningham, Lead Independent Director. “The Board’s priority was to find an exceptional leader who could not only operate the business but also serve as a catalyst in driving long-term growth at this important moment for the Company. Among a field of highly capable and qualified candidates, Renee was the clear standout, with a compelling set of experiences and skillsets, as well as a strong track record of driving high performance and change at Jazz through both corporate development and operational initiatives. The Board has a strong focus on Jazz’s evolution and delivering value, and we believe Renee is ideally equipped to drive and deliver Jazz’s continued success.”

“I am honored to step into the CEO role and build upon Jazz’s extraordinary legacy, fueled by exceptional people, a spirit of purpose and an unwavering commitment to patients,” said Ms. Gala. “With a market-leading portfolio of medicines, a promising pipeline, a strong financial position and an ongoing focus on corporate development, Jazz has immense potential—and more work to be done to realize it. I look forward to continuing the important efforts underway and working with our team to pursue new opportunities—both within our portfolio and through external innovation—to drive greater value for our patients and shareholders. I want to express my deep appreciation to Bruce for his steadfast leadership over the past two decades in building an organization defined by patient-centricity and mutual respect, a foundation that will serve us well into the future. I’m grateful for the opportunity to have partnered with Bruce over the last five years and look forward to continuing to work with him and the Board in this next chapter.”

“I co-founded Jazz 22 years ago and am immensely proud of our journey. From the beginning, our mission has been to work tirelessly to transform patient lives,” said Mr. Cozadd. “We have since grown into an innovative biopharma company with expanded commercial and scientific capabilities to drive the next phase of our evolution, and a value rich pipeline poised to reach even more patients than we ever thought possible. I am thrilled to be handing over the reins to Renee and am excited for her to lead Jazz into our next phase of growth. In her role as Jazz’s CFO and then as our President and COO, Renee’s leadership has been critical in Jazz’s transformation into a high-growth biopharmaceutical company fueled by a strong R&D pipeline and robust commercial operations. I am confident that she will continue to further this mission as CEO, while nurturing the culture that makes Jazz such a compelling place to spend your career.”

Mr. Cozadd will continue to serve as Chairperson of the Board, providing strategic input as the Company continues to execute on its growth strategy.

About Renee Gala

Ms. Gala, who joined Jazz as CFO in 2020 and was promoted to COO in 2023, is a proven organizational leader with decades of progressive leadership experience across key areas spanning finance, strategy, corporate development, and commercial at a range of life science companies. Before joining Jazz in 2020, Ms. Gala served as the CFO of GRAIL Inc., a healthcare company focused on early cancer detection. From 2014 to 2019, she served as senior vice president and CFO of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Theravance, Inc. (now Innoviva, Inc.). Ms. Gala joined Theravance in 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, she served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company from 2001 to 2006. She also currently serves on the Board of Directors of DexCom, and previously served on the Board of Directors of Gossamer Bio, Corcept Therapeutics and Gyroscope Therapeutics, prior to its acquisition by Novartis. She holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a global biopharma company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases — often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines, including leading therapies for sleep disorders and epilepsy, and a growing portfolio of cancer treatments. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics in oncology and neuroscience. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to: the Company’s growth prospects and future financial and operating results, including the Company’s expectation of future value creation and sustainable growth; the Company’s expectations with respect to the transition of the CEO role; and other statements that are not historical facts. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of, and revenue from, Xywav, Rylaze and Epidiolex/Epidyolex and other marketed products; the introduction of new products into the U.S. market that compete with, or otherwise disrupt the market for the Company’s products and product candidates; effectively launching and commercializing the Company’s other products and product candidates; the successful completion of development and regulatory activities with respect to the Company’s product candidates, obtaining and maintaining adequate coverage and reimbursement for the Company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the Company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the Company’s business operations and financial results; geopolitical events, including international tariffs and trade restrictions and the conflict between Russia and Ukraine and related sanctions; macroeconomic conditions, including global financial markets, rising interest rates and inflation and recent and potential banking disruptions; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing the Company’s intellectual property rights and the Company’s commercial success being dependent upon the Company obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; delays or problems in the supply or manufacture of the Company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired product candidates, products and businesses, including Chimerix and the acquired product candidate dordaviprone; the Company’s ability to realize the anticipated benefits of its corporate development transactions and its collaborations and license agreements with third parties; the sufficiency of the Company’s cash flows and capital resources; the Company’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; fluctuations in the market price and trading volume of the Company’s ordinary shares; the timing and availability of alternative investment opportunities; the Company’s ability to attract, maintain and motivate members of its executive management team and key personnel; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and future filings and reports by the Company. Other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

Contacts:

Investors:

Jack Spinks
Senior Director, Investor Relations
Jazz Pharmaceuticals plc
InvestorInfo@jazzpharma.com
Ireland +353 1 634 3211
U.S. +1 650 496 2717

Media:

Kristin Bhavnani
Head of Global Corporate Communications
Jazz Pharmaceuticals plc
CorporateAffairsMediaInfo@jazzpharma.com
Ireland +353 1 637 2141
U.S. +1 215 867 4948